Exhibit 99.1
Thryv Exceeds Third Quarter 2023 SaaS Guidance, Raises Full-Year SaaS Outlook

–Company achieves 19% SaaS revenue growth
–Q3 SaaS Adjusted EBITDA exceeds guidance range by over $3 million
–Subscribers increased 29%
–Delivers strong operating cash flow of $45.9 million

DALLAS, November 2, 2023 – Thryv Holdings, Inc. (NASDAQ:THRY) (“Thryv” or the “Company”), the provider of Thryv®, the leading small business software platform, reported SaaS revenue growth of 19% year-over-year in the third quarter of 2023.

“We are reporting a strong third quarter as we continue to focus on driving profitable SaaS growth in 2023,” said Joe Walsh, Thryv Chairman and CEO. “Our SaaS revenue and EBITDA surpassed expectations, reinforcing our commitment to cost effectively scaling our business. SaaS subscribers showed continued strength and we increased our clients through ongoing innovation, cross-selling opportunities and operational execution. We are continuing to evolve our Thryv platform to deliver solutions that solve problems small businesses face. ”

In August, the Company announced the beta program for Thryv Command Center, an industry-first freemium offering that will be a core driver in its product-led growth initiative. Thryv Command Center enables SMBs to centralize all their communication through a modular, easily expandable, and customizable platform. The market’s reception has been strong as evidenced by the fast-growing number of users. Thryv Command Center continues the planned roll out of new centers to drive future growth and complements the Thryv Marketing Center and Thryv Business Center, as well as the company’s continued international expansion.

“We are pleased with our results this quarter and with our ability to raise our full-year guidance for SaaS revenue and EBITDA,” said Paul Rouse, Thryv Chief Financial Officer. "We achieved impressive free cash conversion, even with Adjusted EBITDA appearing lower due to the accounting treatment related to the extension of our printed directories. Moreover, our robust free cash flow enabled us to substantially reduce our debt by $42.5 million on our Term Loan. As we move forward, our primary focus remains on accelerating profitable growth in the SaaS business while upholding a strong and healthy balance sheet.”

Third Quarter 2023 Highlights:

Financial Highlights
•Total SaaS1 revenue was $67.4 million, a 19% increase year-over-year
•Total Marketing Services2 revenue was $116.5 million, a 48% decrease year-over-year, primarily driven by the timing of revenue recognition of the Company's printed directories
•Consolidated total revenue was $183.8 million, a decrease of 35% year-over-year
•Consolidated net loss was $27.0 million, or $(0.78) per diluted share, compared to net income of $13.3 million, or $0.37 per diluted share, for the third quarter of 2022
•Consolidated Adjusted EBITDA was $7.3 million, representing an Adjusted EBITDA margin of 4%
•Total SaaS Adjusted EBITDA loss was $0.5 million, representing an Adjusted EBITDA margin of (0.7)%.
•Total Marketing Services Adjusted EBITDA was $7.8 million, representing an Adjusted EBITDA margin of 7%
•Consolidated Gross Profit was $103.6 million
•Consolidated Adjusted Gross Profit3 was $110.6 million
•SaaS Gross Profit was $42.9 million, representing a Gross Profit Margin of 64%
•SaaS Adjusted Gross Profit was $44.8 million, representing an Adjusted Gross Profit Margin of 67%
•Operating cash flow was $45.9 million

SaaS Metrics
•SaaS monthly Average Revenue per Unit (“ARPU”)4 decreased to $365 for the third quarter of 2023, compared to $377 in the third quarter of 2022
•Total SaaS clients increased 29% year-over-year to 66 thousand for the third quarter of 2023
•Seasoned Net Dollar Retention5 was 92% for the third quarter of 2023, an increase of 300 bps sequentially
•SaaS monthly active users6 increased 22% year-over-year to 45 thousand active users for the third quarter of 2023
•ThryvPay total payment volume was $63 million, an increase of 57% year-over-year

1 Total SaaS revenue in the U.S. and International segments was $64.7 million and $2.7 million for the three months ended September 30, 2023, respectively.
2 Total Marketing Services revenue in the U.S. and International segments was $92.9 million and $23.6 million for the three months ended September 30, 2023, respectively.
3 Defined as Gross profit adjusted to exclude the impact of depreciation and amortization expense and stock-based compensation expense.
4 Defined as total client billings for a particular month divided by the number of clients that have one or more revenue-generating solutions in that same month.
5 Seasoned Net Dollar Retention is defined as net dollar retention excluding clients acquired over the previous 12 months.
6 Defined as a client with one or more users who log into our SaaS solutions at least once during the calendar month.

Outlook
Based on information available as of November 2, 2023, Thryv is issuing guidance7 for the fourth quarter of 2023 and full year 2023 as indicated below:

	4th Quarter	Full Year
(in millions)	2023	2023
SaaS Revenue	$70.25 - $71.25	$260 - $261
SaaS Adjusted EBITDA	$3.5 - $4.0	$9.0 - $9.5

	4th Quarter	Full Year
(in millions)	2023	2023
Marketing Services Revenue	$159 - $164	$650 - $655
Marketing Services Adjusted EBITDA	$47 - $49	$177 - $179

Earnings Conference Call Information
Thryv will host a conference call on Thursday, November 2, 2023 at 8:30 a.m. (Eastern Time) to discuss the Company's third quarter 2023 results.

For analysts to register for this conference call, please use this link. After registering, a confirmation email will be sent, including dial-in details and a unique code for entry. We recommend registering a day in advance or at a minimum thirty minutes prior to the start of the call. To listen to the webcast, please use this link or visit Thryv's Investor Relations website at investor.thryv.com. A live webcast will also be available on the Investor Relations section of the Company's website at investor.thryv.com.

If you are unable to participate in the conference call, a replay will be available. To access the replay, please dial (800) 770-2030 or (647) 362-9199 and enter “87769.”

7 These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause our actual results to materially differ from these forward-looking statements.

Final Results

Thryv Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income (Loss)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except share and per share data)	2023	2022	2023	2022
Revenue	$183,822	$280,650	$680,798	$923,020
Cost of services	80,178	105,011	262,261	321,543
Gross profit	103,644	175,639	418,537	601,477

Operating expenses:
Sales and marketing	74,755	89,891	226,781	275,659
General and administrative	48,267	54,670	149,642	159,514
Impairment charges	—	—	—	222
Total operating expenses	123,022	144,561	376,423	435,395

Operating (loss) income	(19,378)	31,078	42,114	166,082
Other income (expense):
Interest expense	(15,131)	(13,720)	(47,911)	(40,584)
Interest expense, related party	—	(850)	—	(3,505)
Other components of net periodic pension (cost) benefit	(1,902)	(3,928)	(3,888)	5,295
Other income (expense)	(876)	6,941	(1,242)	15,567
(Loss) income before income tax benefit (expense)	(37,287)	19,521	(10,927)	142,855
Income tax benefit (expense)	10,241	(6,241)	9,173	(38,062)
Net (loss) income	$(27,046)	$13,280	$(1,754)	$104,793
Other comprehensive income (loss):
Foreign currency translation adjustment, net of tax	(1,842)	(7,920)	(4,332)	(12,611)
Comprehensive (loss) income	$(28,888)	$5,360	$(6,086)	$92,182

Net (loss) income per common share:
Basic	$(0.78)	$0.39	$(0.05)	$3.06
Diluted	$(0.78)	$0.37	$(0.05)	$2.86

Weighted-average shares used in computing basic and diluted net (loss) income per common share:
Basic	34,848,899	34,269,274	34,619,794	34,289,333
Diluted	34,848,899	35,811,473	34,619,794	36,698,395

Thryv Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets

(in thousands, except share data)	September 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$14,676	$16,031
Accounts receivable, net of allowance of $13,764 in 2023 and $14,766 in 2022	198,828	284,698
Contract assets, net of allowance of $23 in 2023 and $33 in 2022	1,471	2,583
Taxes receivable	19,087	11,553
Prepaid expenses	22,801	25,092
Indemnification asset	—	26,495
Deferred costs	15,085	9,544
Other current assets	2,624	2,320
Total current assets	274,572	378,316
Fixed assets and capitalized software, net	37,951	42,334
Goodwill	567,773	566,004
Intangible assets, net	24,268	34,715
Deferred tax assets	114,406	113,859
Other assets	21,412	42,649
Total assets	$1,040,382	$1,177,877

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$8,138	$18,972
Accrued liabilities	97,720	126,810
Current portion of unrecognized tax benefits	23,415	31,919
Contract liabilities	27,119	41,854
Current portion of long-term debt	70,000	70,000
Other current liabilities	9,522	10,937
Total current liabilities	235,914	300,492
Term Loan, net	253,874	345,256
ABL Facility	57,393	54,554
Pension obligations, net	76,076	72,590
Other liabilities	20,029	22,718
Total long-term liabilities	407,372	495,118
Commitments and contingencies
Stockholders' equity
Common stock - $0.01 par value, 250,000,000 shares authorized; 62,521,026 shares issued and 35,164,339 shares outstanding at September 30, 2023; and 61,279,379 shares issued and 34,593,837 shares outstanding at December 31, 2022	625	613
Additional paid-in capital	1,143,493	1,105,701
Treasury stock - 27,356,687 shares at September 30, 2023 and 26,685,542 shares at December 31, 2022	(485,768)	(468,879)
Accumulated other comprehensive loss	(20,593)	(16,261)
Accumulated deficit	(240,661)	(238,907)
Total stockholders' equity	397,096	382,267
Total liabilities and stockholders' equity	$1,040,382	$1,177,877

Thryv Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
(in thousands)	2023	2022
Cash Flows from Operating Activities
Net (loss) income	$(1,754)	$104,793
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	46,940	65,954
Amortization of deferred commissions	10,304	8,396
Amortization of debt issuance costs	4,080	4,327
Deferred income taxes	808	(23,222)
Provision for credit losses and service credits	15,594	18,325
Stock-based compensation expense	16,653	10,140
Other components of net periodic pension cost (benefit)	3,888	(5,295)
Impairment charges	—	222
Loss (gain) on foreign currency exchange rates	164	(4,447)
Non-cash loss (gain) from the remeasurement of the indemnification asset	10,734	(1,472)
Bargain purchase gain	—	(10,245)
Other	—	1,961
Changes in working capital items, excluding acquisitions:
Accounts receivable	59,238	(8,930)
Contract assets	1,111	2,226
Prepaid expenses and other assets	23,489	8,089
Accounts payable and accrued liabilities	(63,469)	(36,956)
Other liabilities	(24,132)	(29,645)
Net cash provided by operating activities	103,648	104,221

Cash Flows from Investing Activities
Additions to fixed assets and capitalized software	(22,920)	(19,345)
Acquisition of a business, net of cash acquired	(8,897)	(22,793)
Other	(215)	—
Net cash (used in) investing activities	(32,032)	(42,138)

Cash Flows from Financing Activities
Payments of Term Loan	(95,000)	(73,164)
Payments of Term Loan, related party	—	(8,347)
Proceeds from ABL Facility	697,234	746,689
Payments of ABL Facility	(694,395)	(727,762)
Proceeds from exercises of stock warrants	15,899	64
Other	4,124	4,824
Net cash (used in) financing activities	(72,138)	(57,696)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(707)	(1,610)
(Decrease) increase in cash, cash equivalents and restricted cash	(1,229)	2,777
Cash, cash equivalents and restricted cash, beginning of period	18,180	13,557
Cash, cash equivalents and restricted cash, end of period	$16,951	$16,334

Supplemental Information
Cash paid for interest	$44,029	$42,435
Cash paid for income taxes, net	$7,605	$53,673

Non-cash investing and financing activities
Repurchase of Treasury stock as a result of the settlement of the indemnification asset	$15,760	$—

The following tables summarize the operating results of the Company's reportable segments:

	Three Months Ended September 30,		Change
(in thousands)	2023 (1)	2022	Amount	%
Revenue
Thryv U.S.
Marketing Services	$92,884	$197,174	$(104,290)	(52.9)%
SaaS	64,650	55,353	9,297	16.8%
Thryv International
Marketing Services	23,578	26,833	(3,255)	(12.1)%
SaaS	2,710	1,290	1,420	110.1%
Consolidated Revenue	$183,822	$280,650	$(96,828)	(34.5)%

Segment Gross Profit
Thryv U.S.
Marketing Services	$50,610	$126,846	$(76,236)	(60.1)%
SaaS	40,957	33,827	7,130	21.1%
Thryv International
Marketing Services	10,166	14,351	(4,185)	(29.2)%
SaaS	1,911	615	1,296	NM
Consolidated Segment Gross Profit	$103,644	$175,639	$(71,995)	(41.0)%

Segment EBITDA
Thryv U.S.
Marketing Services	$5,369	$61,802	$(56,433)	(91.3)%
SaaS	1,986	398	1,588	NM
Thryv International
Marketing Services	2,466	5,807	(3,341)	(57.5)%
SaaS	(2,490)	(2,575)	85	3.3%
Consolidated Adjusted EBITDA	$7,331	$65,432	$(58,101)	(88.8)%

(1)    Thryv International includes Yellow's results of operations subsequent to the Yellow Acquisition.

	Nine Months Ended September 30,		Change
(in thousands)	2023 (1)	2022 (2)	Amount	%
Revenue
Thryv U.S.
Marketing Services	$377,868	$632,277	$(254,409)	(40.2)%
SaaS	182,927	153,863	29,064	18.9%
Thryv International
Marketing Services	113,183	133,715	(20,532)	(15.4)%
SaaS	6,820	3,165	3,655	115.5%
Consolidated Revenue	$680,798	$923,020	$(242,222)	(26.2)%

Segment Gross Profit
Thryv U.S.
Marketing Services	$231,807	$415,130	$(183,323)	(44.2)%
SaaS	114,480	95,328	19,152	20.1%
Thryv International
Marketing Services	67,498	89,694	(22,196)	(24.7)%
SaaS	4,752	1,325	3,427	NM
Consolidated Segment Gross Profit	$418,537	$601,477	$(182,940)	(30.4)%

Segment EBITDA
Thryv U.S.
Marketing Services	$84,866	$211,871	$(127,005)	(59.9)%
SaaS	10,231	(3,769)	14,000	NM
Thryv International
Marketing Services	44,851	64,449	(19,598)	(30.4)%
SaaS	(4,709)	(7,402)	2,693	36.4%
Consolidated Adjusted EBITDA	$135,239	$265,149	$(129,910)	(49.0)%

(1)    Thryv International includes Yellow's results of operations subsequent to the Yellow Acquisition.
(2)    Thryv U.S. includes Vivial's results of operations subsequent to the Vivial Acquisition.

Non-GAAP Measures
Our results included in this press release include Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Gross Profit, which are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures are presented for supplemental informational purposes only and are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please refer to the supplemental information presented in the tables below for a reconciliation of Adjusted EBITDA to Net (loss) income and Adjusted Gross Profit to Gross profit. Both Net (loss) income and Gross profit are the most comparable GAAP financial measure to Adjusted EBITDA and Adjusted Gross Profit, respectively. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide additional tools for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. However, it is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.
The following is a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, Net (loss) income:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Reconciliation of Adjusted EBITDA
Net (loss) income	$(27,046)	$13,280	$(1,754)	$104,793
Interest expense	15,131	14,570	47,911	44,089
Depreciation and amortization expense	15,842	23,393	46,940	65,954
Stock-based compensation expense (1)	5,462	4,402	16,653	10,140
Restructuring and integration expenses (2)	3,584	3,790	12,845	14,439
Income tax (benefit) expense	(10,241)	6,241	(9,173)	38,062
Transaction costs (3)	—	1,461	373	4,797
Other components of net periodic pension cost (benefit) (4)	1,902	3,928	3,888	(5,295)
Non-cash (gain) loss from remeasurement of indemnification asset (5)	—	(585)	10,734	(1,472)
Impairment charges	—	—	—	222
Other (6)	2,697	(5,048)	6,822	(10,580)
Adjusted EBITDA	$7,331	$65,432	$135,239	$265,149
(1)We record stock-based compensation expense related to the amortization of grant date fair value of the Company’s stock-based compensation awards.
(2)For the three and nine months ended September 30, 2023 and 2022, expenses relate to periodic efforts to enhance efficiencies and reduce costs, and include severance benefits, and costs associated with abandoned facilities and system consolidation.
(3)Expenses related to the Yellow acquisition, Vivial acquisition and other transaction costs.

(4)Other components of net periodic pension cost (benefit) is from our non-contributory defined benefit pension plans that are currently frozen and incur no additional service costs. The most significant component of Other components of net periodic pension cost (benefit) relates to periodic mark-to-market pension remeasurement.
(5)In connection with the YP Acquisition, the seller indemnified us for future potential losses associated with certain federal and state tax positions taken in tax returns filed by the seller prior to the acquisition date.
(6)Other primarily represents foreign exchange-related expense. Additionally, during the nine months ended September 30, 2022, Other includes the bargain purchase gain as a result of the Vivial Acquisition.

The following tables set forth reconciliations of Adjusted Gross Profit and Adjusted Gross Margin, to their most directly comparable GAAP measures, Gross profit and Gross margin:

	Three Months Ended September 30, 2023
	Thryv U.S.		Thryv International
(in thousands)	Marketing Services	SaaS	Marketing Services	SaaS	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$50,610	$40,957	$10,166	$1,911	$103,644
Plus:
Depreciation and amortization expense	2,298	1,602	2,587	299	6,786
Stock-based compensation expense	103	71	—	—	174
Adjusted Gross Profit	$53,011	$42,630	$12,753	$2,210	$110,604
Gross Margin	54.5%	63.4%	43.1%	70.5%	56.4%
Adjusted Gross Margin	57.1%	65.9%	54.1%	81.5%	60.2%

	Three Months Ended September 30, 2022
	Thryv U.S.		Thryv International
(in thousands)	Marketing Services	SaaS	Marketing Services	SaaS	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$126,846	$33,827	$14,351	$615	$175,639
Plus:
Depreciation and amortization expense	4,593	1,287	3,739	195	9,814
Stock-based compensation expense	85	22	—	—	107
Adjusted Gross Profit	$131,524	$35,136	$18,090	$810	$185,560
Gross Margin	64.3%	61.1%	53.5%	47.7%	62.6%
Adjusted Gross Margin	66.7%	63.5%	67.4%	62.8%	66.1%

	Nine Months Ended September 30, 2023
	Thryv U.S.		Thryv International
(in thousands)	Marketing Services	SaaS	Marketing Services	SaaS	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$231,807	$114,480	$67,498	$4,752	$418,537
Plus:
Depreciation and amortization expense	8,101	4,004	8,689	599	21,393
Stock-based compensation expense	325	171	—	—	496
Adjusted Gross Profit	$240,233	$118,655	$76,187	$5,351	$440,426
Gross Margin	61.3%	62.6%	59.6%	69.7%	61.5%
Adjusted Gross Margin	63.6%	64.9%	67.3%	78.5%	64.7%

	Nine Months Ended September 30, 2022
	Thryv U.S.		Thryv International
(in thousands)	Marketing Services	SaaS	Marketing Services	SaaS	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$415,130	$95,328	$89,694	$1,325	$601,477
Plus:
Depreciation and amortization expense	13,381	3,278	11,771	337	28,767
Stock-based compensation expense	251	63	—	—	314
Adjusted Gross Profit	$428,762	$98,669	$101,465	$1,662	$630,558
Gross Margin	65.7%	62.0%	67.1%	41.9%	65.2%
Adjusted Gross Margin	67.8%	64.1%	75.9%	52.5%	68.3%

Supplemental Financial Information
The following supplemental financial information provides Revenue, Adjusted EBITDA and Adjusted EBITDA Margin by (i) Marketing Services businesses in the U.S., International and in Total and (ii) SaaS businesses in the U.S., International and in Total. Total SaaS Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. Total Marketing Services Adjusted EBITDA and Adjusted EBITDA margin are also non-GAAP financial measures. These non-GAAP financial measures are presented for supplemental informational purposes only and are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please refer to the supplemental information presented in the tables below for a reconciliation of these non-GAAP financial measures to the corresponding segment financial measures presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our global SaaS and Marketing Services financial performance, enhance the overall understanding of our global SaaS and Marketing Services past financial performance and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide additional tools for investors to use in comparing our core financial performance over multiple periods.

	Three Months Ended September 30, 2023
(in thousands)	Marketing Services			SaaS
	U.S.	International	Total	U.S.	International	Total
Revenue	$92,884	$23,578	$116,462	$64,650	$2,710	$67,360
Adjusted EBITDA	5,369	2,466	7,835	1,986	(2,490)	(504)
Adjusted EBITDA Margin	5.8%	10.5%	6.7%	3.1%	(91.9)%	(0.7)%

	Three Months Ended September 30, 2022
(in thousands)	Marketing Services			SaaS
	U.S.	International	Total	U.S.	International	Total
Revenue	$197,174	$26,833	$224,007	$55,353	$1,290	$56,643
Adjusted EBITDA	61,802	5,807	67,609	398	(2,575)	(2,177)
Adjusted EBITDA Margin	31.3%	21.6%	30.2%	0.7%	(199.6)%	(3.8)%

	Nine Months Ended September 30, 2023
(in thousands)	Marketing Services			SaaS
	U.S.	International	Total	U.S.	International	Total
Revenue	$377,868	$113,183	$491,051	$182,927	$6,820	$189,747
Adjusted EBITDA	84,866	44,851	129,717	10,231	(4,709)	5,522
Adjusted EBITDA Margin	22.5%	39.6%	26.4%	5.6%	(69.0)%	2.9%

	Nine Months Ended September 30, 2022
(in thousands)	Marketing Services			SaaS
	U.S.	International	Total	U.S.	International	Total
Revenue	$632,277	$133,715	$765,992	$153,863	$3,165	$157,028
Adjusted EBITDA	211,871	64,449	276,320	(3,769)	(7,402)	(11,171)
Adjusted EBITDA Margin	33.5%	48.2%	36.1%	(2.4)%	(233.9)%	(7.1)%

Forward-Looking Statements
Certain statements contained herein are not historical facts, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. Statements that include the words “may”, “will”, “could”, “should”, “would”, “believe”, “anticipate”, “forecast”, “estimate”, “expect”, “preliminary”, “intend”, “plan”, “target”, “project”, “outlook”, “future”, “forward”, “guidance” and similar statements of a future or forward-looking nature identify forward-looking statements. These statements are not guarantees of future performance. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the risks related to the following: risks related to the ongoing COVID-19 pandemic, the Company’s ability to maintain adequate liquidity to fund operations; the Company’s future operating and financial performance; the Company’s ability to consummate acquisitions, or, if consummated, to successfully integrate acquired businesses into the Company’s operations, the Company’s ability to recognize the benefits of acquisitions, or the failure of an acquired company to achieve its plans and objectives; limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our credit facilities; our ability to retain existing business and obtain and retain new business; general economic or business conditions affecting the markets we serve; declining use of print yellow page directories by consumers; our ability to collect trade receivables from clients to whom we extend credit; credit risk associated with our reliance on small and medium sized businesses as clients; our ability to attract and retain key managers; increased competition in our markets; our ability to obtain future financing due to changes in the lending markets or our financial position; our ability to maintain agreements with major Internet search and local media companies; reduced advertising spending and increased contract cancellations by our clients, which causes reduced revenue; and our ability to anticipate or respond effectively to changes in technology and consumer preferences as well as the risks and uncertainties set forth in the Company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on From 10-Q filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such cautionary statements.

If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. For these reasons, we caution you against relying on forward-looking statements. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. These forward-looking statements speak only as of the date hereof and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Thryv Holdings, Inc.

Thryv Holdings, Inc. (NASDAQ: THRY) is a global software and marketing services company that empowers small- to medium-sized businesses (“SMBs”) to grow and modernize their operations so they can compete and win in today's economy. Over 50,000 businesses use our award-winning SaaS platform, Thryv®, to manage their end-to-end operations, which has helped businesses across the U.S. and overseas grow their bottom line. Thryv also manages digital and print presence for approximately 400,000 businesses, connecting these SMBs to local consumers via proprietary local search portals and print directories. For more information about Thryv Holdings, Inc, visit thryv.com.

Media Contact:
Paige Blankenship
Thryv, Inc.
214-392-9609
paige.blankenship@thryv.com

Investor Contact:
Cameron Lessard
Thryv, Inc.
214.773.7022
cameron.lessard@thryv.com

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